UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 438-4700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.  Amendments of Articles of Incorporation; Change in Fiscal Year.

As described in Item 5.07 below, AXT, Inc. (the “Company”) held its 2026 Annual Meeting of Stockholders on June 4, 2026 (the “2026 Meeting”). Upon receipt of approval by a majority of stockholders of record entitled to vote at the 2026 Meeting as of the record date, on June 4, 2026, the Company filed a certificate of amendment (the “Amendment”) to its Restated Certificate of Incorporation, as amended (the “Restated Certificate of Incorporation”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of common stock of the Company from 70,000,000 to 120,000,000, effective upon filing. The Amendment did not have any effect on the par value per share of the Company’s common stock.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached hereto as Exhibit 3.1 and incorporated herein by reference

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting of Stockholders (“Annual Meeting”) on June 4, 2026. As of the record date of March 20, 2026, 56,944,925 shares of the Company’s Common Stock were outstanding and entitled to vote. Of this amount, 28,907,223 shares, representing approximately 52% of the total number of shares of Common Stock entitled to vote, were represented in person or by proxy, constituting a quorum. The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of two (2) Class I directors to hold office for a three-year term and until their successors are elected and qualified:

Name of Director	For	%	Withheld	%	Broker Non-Votes
Dr. Morris Young	18,418,094	98.26%	326,349	1.74%	10,162,780
Dr. David Chang	15,937,028	85.02%	2,807,414	14.98%	10,162,780

Dr. Morris Young and Dr. David Chang were duly elected as Class I directors.

Proposal 2: Advisory vote on executive compensation:

For	Against	Abstain	Broker Non-Votes
18,256,842	410,844	76,757	10,162,780

The compensation of the Company’s named executive officers, as disclosed in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2026, was approved on an advisory basis.

Proposal 3: Ratification of the appointment of BPM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

For	Against	Abstain
28,619,471	247,944	39,808

The appointment of BPM as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026, was ratified.

Proposal 4: Approval of an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the authorized shares of common stock from 70,000,000 to 120,000,000 (the “Amendment Proposal”):

For	Against	Abstain
26,991,579	1,870,385	45,259

The Amendment Proposal was approved.

Proposal 5: To approve the adjournment of the annual meeting if necessary or advisable to solicit additional proxies in favor of Amendment Proposal if there are insufficient votes at the time of the annual meeting to approve the Amendment Proposal (the “Adjournment Proposal”):

For	Against	Abstain
26,383,217	2,475,288	48,718

The Adjournment Proposal was approved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to Restated Certificate of Incorporation
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: June 9, 2026	By:	/s/ Gary L. Fischer
Gary L. Fischer Chief Financial Officer and Corporate Secretary